UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA		01886
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2012, Cynosure, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with El.En. S.p.A., an Italian corporation (the “Selling Stockholder”), and Leerink Swann LLC (the “Underwriter”) relating to an underwritten public offering of 3,200,000 shares of the Company’s class A common stock, par value $0.001 per share. The Company is selling 2,600,000 of the shares in the offering, and the Selling Stockholder is selling 600,000 of the shares in the offering. The offering price to the public is $20.50 per share, and the Underwriter has agreed to purchase the shares from the Company and the Selling Stockholder pursuant to the Underwriting Agreement at a price of $19.6287 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $50.63 million. The Company will not receive any proceeds from the sale of shares by the Selling Stockholder. Under the terms of the Underwriting Agreement, the Underwriter has the option for a period of up to 30 days from the date of the prospectus supplement to purchase up to an additional 240,000 shares from the Company and up to an additional 240,000 shares from the Selling Stockholder at a price of $20.50 per share.

The shares will be sold pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission, which became effective on October 26, 2012 (File No. 333-184216). A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on or about November 21, 2012, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the shares is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

A copy of the press release announcing the pricing of the public offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated November 16, 2012, by and among Cynosure, Inc., El.En. S.p.A. and Leerink Swann LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release of Cynosure, Inc. dated November 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: November 16, 2012	By:	/s/ Timothy W. Baker

Timothy W. Baker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 16, 2012, by and among Cynosure, Inc., El.En. S.p.A. and Leerink Swann LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release of Cynosure, Inc. dated November 16, 2012